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Allied Capital Lending Corporation and Subsidiary                    EXHIBIT 11
Statement of Computation of Earnings Per Share
For the Years Ended December 31, 1996, 1995 and 1994


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
                                                          For the Year Ended December 31,
                                                   ----------------------------------------------
                                                         1996              1995              1994
                                                   ----------------------------------------------
Primary Earnings Per Common Share:

       Net Increase in Net Assets Resulting
            from Operations                        $6,316,000        $5,252,000        $4,531,000
                                                   ==============================================
       Weighted average number of
            shares outstanding                      4,784,797         4,375,876         4,368,425

       Weighted average number of
            shares issuable on exercise
            of outstanding stock options                    -                 -                 -
                                                   ==============================================

       Weighted average number of shares and
            share equivalents outstanding           4,784,797         4,375,876         4,368,425
                                                   ==============================================


       Earnings per Share                               $1.32             $1.20             $1.04
                                                   ==============================================


Fully Diluted Earnings Per Common Share:

       Net Increase in Net Assets Resulting
            from Operations                        $6,316,000        $5,252,000        $4,531,000
                                                   ==============================================

       Weighted average number of
            shares and share equivalents
            outstanding as computed for
            primary earnings per share              4,784,797         4,375,876         4,368,425

       Weighted average of additional
            shares issuable on exercise
            of outstanding stock options                7,241                 -                 -
                                                    ---------------------------------------------

       Weighted average of shares and
            share equivalents outstanding, as
            adjusted                                4,792,038         4,375,876         4,368,425
                                                    =============================================

       Earnings per Share                               $1.32             $1.20             $1.04
                                                    =============================================
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